CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 61 to Registration Statement No. 002-88912 on Form N-1A of: (i) our report dated November 24, 2010, relating specifically to the financial statements and financial highlights of Lord Abbett Short Duration Tax Free Fund, Lord Abbett Intermediate Tax-Free Fund, and Lord Abbett High Yield Municipal Bond Fund, each a series of Lord Abbett Municipal Income Trust, appearing in the Annual Report on Form N-CSR of Lord Abbett Municipal Income Trust for the year ended September 30, 2010; and (ii) our report dated November 24, 2010, relating specifically to the financial statements and financial highlights of Lord Abbett National Tax-Free Income Fund, Lord Abbett California Tax-Free Income Fund, Lord Abbett New Jersey Tax-Free Income Fund and Lord Abbett New York Tax-Free Income Fund, each a series of Lord Abbett Municipal Income Fund, Inc. appearing in the Annual Report on Form N-CSR of Lord Abbett Municipal Income Fund, Inc. for the year ended September 30, 2010.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” “Financial Statements” and “Fund Portfolio Information Recipients” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

January 25, 2011